UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2006

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On April 4, 2006, the Company entered into an employment agreement, each effective as of December 1, 2005, with each of Jerauld J. Cutini, Patrick C. O’Connor and John Macneil, the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Technical Officer, respectively.

Mr. Cutini’s employment agreement includes, among other terms and conditions, an annual salary of $400,000, a grant of options to purchase 300,000 shares of the Company’s  common stock at an exercise price of $5.591.  Mr. Cutini’s employment agreement also provides that if he is terminated by the Company without cause or is constructively terminated before or within 12 months after the occurrence of a change in control, such as a merger or consolidation, Mr. Cutini will be eligible for a termination payment equal to 12 months of his then-current salary, and all options to purchase the Company’s common stock then held by him that would have become vested within 12 months of his termination (assuming Mr. Cutini’s continued employment with the Company) will immediately become 100% vested.

Mr. O’Connor’s employment agreement includes, among other terms and conditions, an annual salary of $375,000, a grant of options to purchase 250,000 shares of the Company’s  common stock at an exercise price of $5.591.  Mr. O’Connor’s employment agreement also provides that if he is terminated by the Company without cause or is constructively terminated before or within 12 months after the occurrence of a change in control, such as a merger or consolidation, Mr. O’Connor will be eligible for a termination payment equal to 12 months of his then-current salary, and all options to purchase the Company’s common stock then held by him that would have become vested within 12 months of his termination (assuming Mr. O’Connor’s continued employment with the Company) will immediately become 100% vested.

Dr. Macneil’s employment agreement includes, among other terms and conditions, an annual salary of 170,000 British pounds (approximately $295,000), a grant of options to purchase a number of shares of the Company’s  common stock commensurate with his position and the use of a company car.  Dr. Macneil’s employment agreement also provides that if he is made redundant by the Company during his first 15 months of employment, he will be eligible for a termination payment equal to 12 months of his then-current salary. After his first 15 months of employment, if Dr. Macneil is made redundant by the Company, he will be eligible for a termination payment equal to six months of his then-current salary.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number
10.1	Employment Agreement, dated as of December 1, 2005, between Aviza Technology, Inc. and Jerauld J. Cutini.
10.2	Employment Agreement, dated as of December 1, 2005, between Aviza Technology, Inc. and Patrick C. O’Connor.
10.3	Employment Agreement, dated as of December 1, 2005, between Aviza Technology, Inc. and John Macneil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 7, 2006

AVIZA TECHNOLOGY, INC.

By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
10.1	Employment Agreement, dated as of December 1, 2005, between Aviza Technology, Inc. and Jerauld J. Cutini.
10.2	Employment Agreement, dated as of December 1, 2005, between Aviza Technology, Inc. and Patrick C. O’Connor.
10.3	Employment Agreement, dated as of December 1, 2005, between Aviza Technology, Inc. and John Macneil.